Press Release For immediate release Jordan Krugman, Investor Relations Doug Kidd, Media Relations 404-439-4605 404-479-2922

Invesco Reports Results for Three Months Ended March 31, 2012

Adjusted diluted EPS of $0.44
Net inflows of $8.1 billion
Quarterly dividend of 17.25 cents, up 41%

Atlanta, April 26, 2012 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for three months ended March 31, 2012.

“Reflecting our third consecutive year of strong long-term net flows and continued confidence in our business, we are increasing our return to shareholders by raising our quarterly dividend to 17.25 cents per share, an increase of 41%,” said Martin L. Flanagan, president and CEO of Invesco.  “During the first quarter, growth was driven by continued strong client interest in our balanced risk allocation and real estate capabilities and ETFs.”

	Q1-12	Q4-11	Q1-12 vs. Q4-11	Q1-11	Q1-12 vs. Q1-11
Adjusted Financial Measures(1)
Net revenues	$736.3m	$716.8m	2.7%	$724.3m	1.7%
Operating income	$269.2m	$256.3m	5.0%	$272.1m	(1.1)%
Operating margin	36.6%	35.8%		37.6%
Net income attributable to common shareholders	$201.0m	$190.5m	5.5%	$191.7m	4.9%
Diluted EPS	$0.44	$0.42	4.8%	$0.41	7.3%

U.S. GAAP Financial Measures
Operating revenues	$1,033.7m	$997.1m	3.7%	$1,027.3m	0.6%
Operating income	$229.8m	$211.6m	8.6%	$225.7m	1.8%
Operating margin	22.2%	21.2%		22.0%
Net income attributable to common shareholders	$193.9m	$202.3m	(4.2)%	$177.5m	9.2%
Diluted EPS	$0.43	$0.44	(2.3)%	$0.38	13.2%

Assets Under Management
Ending AUM	$672.8bn	$625.3bn	7.6%	$641.9bn	4.8%
Average AUM	$658.2bn	$621.7bn	5.9%	$630.2bn	4.4%

(1)	The adjusted financial measures are all non-GAAP financial measures. See the information on pages 7 through 12 for a reconciliation to their most directly comparable U.S. GAAP measures.

Assets Under Management

Total assets under management (AUM) at March 31, 2012, were $672.8 billion (December 31, 2011: $625.3 billion), an increase of $47.5 billion during the first quarter. Total net inflows were $8.1 billion for the first quarter as detailed below:

Summary of net flows (in billions)	Quarterly
	Q1-12	Q4-11	Q1-11
Active	($0.9)	($0.2)	($1.5)
Passive	7.9	5.8	8.1
Long-term net flows	7.0	5.6	6.6
Money market	1.1	0.4	2.6
Total net flows	$8.1	$6.0	$9.2

Net market gains led to a $37.3 billion increase in AUM during the first quarter, compared to a $20.8 billion increase in the fourth quarter 2011. Foreign exchange rate movements led to a $2.1 billion increase in AUM during the first quarter, compared to a $0.1 billion increase in the fourth quarter 2011.

Average AUM during the first quarter were $658.2 billion, compared to $621.7 billion for the fourth quarter 2011, a 5.9% increase. Further analysis is included in the supplementary schedules to this release.

Earnings Summary

The company is presenting both U.S. GAAP earnings information and non-GAAP earnings information in this release. The company believes that the additional disclosure of non-GAAP earnings, as described more fully in the Form 10-K for the year ended December 31, 2011, provides further transparency into the business and allows more appropriate comparisons with our industry peers. Management uses these non-GAAP performance measures to evaluate the business and they are consistent with internal management reporting.

Non-GAAP Earnings

This section discusses the company's first quarter 2012 compared to the fourth quarter 2011 non-GAAP financial results. The phrase “as adjusted” is used in the following earnings discussion to identify non-GAAP information, together with the non-GAAP financial measures of net revenues, adjusted operating margin, adjusted net income attributable to common shareholders and adjusted diluted EPS. The most directly comparable U.S. GAAP items are reconciled to these non-GAAP items on pages 7 through 12 of this release.

Net revenues increased by $19.5 million (2.7%) to $736.3 million in the first quarter from $716.8 million in the fourth quarter 2011. The change was principally due to increases in investment management fees. Foreign exchange rate changes increased first quarter net revenues by $2.0 million when compared to the fourth quarter 2011.

Investment management fees, as adjusted, increased $41.3 million (5.4%) to $812.1 million in the first quarter from $770.8 million in the fourth quarter 2011. The increase correlates with the higher average AUM. Foreign exchange rate changes increased first quarter management fees by $2.9 million when compared to fourth quarter 2011.

Service and distribution fees, as adjusted, increased $7.9 million (4.4%) to $189.0 million in the first quarter from $181.1 million in the fourth quarter 2011, also reflecting the higher average AUM. Foreign exchange rate changes increased first quarter management fees by $0.4 million when compared to fourth quarter 2011.

Performance fees, as adjusted, were $21.2 million in the first quarter compared to $24.0 million in the fourth quarter 2011. The first quarter fees were generated from certain investment trusts in the UK and real estate portfolios. Other revenues, as adjusted, decreased by $11.8 million (26.3%) in the first quarter to $33.1 million compared to $44.9 million in the fourth quarter 2011 principally due to lower transaction fees related to private equity and real estate activities.

Third-party distribution, service and advisory expenses, as adjusted, were $319.1 million in the first quarter compared to $304.0 million in the fourth quarter 2011. The increase of $15.1 million (5.0%) primarily reflects the increase in investment management fees and service and distribution fees. Foreign exchange rate changes increased the first quarter third-party distribution, services and advisory expenses by $1.2 million.

Total operating expenses, as adjusted, increased by $6.6 million (1.4%) to $467.1 million in the first quarter from $460.5 million in the fourth quarter 2011. Foreign exchange rate changes increased operating expenses, as adjusted, by $1.4 million when compared to the fourth quarter 2011.

Employee compensation expenses, as adjusted, increased by $0.7 million (0.2%) to $313.0 million in the first quarter from $312.3 million in the fourth quarter 2011. Seasonally higher payroll tax costs and retirement costs were offset by reduced variable compensation costs when compared to the fourth quarter 2011. Foreign exchange rate changes increased first quarter employee compensation expenses by $0.8 million when compared to the fourth quarter 2011.

Marketing expenses, as adjusted, increased by $4.9 million (22.2%) to $27.0 million in the first quarter from $22.1 million in the fourth quarter 2011 principally due to increased advertising spend in the UK and US. Foreign exchange rate changes increased first quarter marketing expenses by $0.1 million when compared to the fourth quarter 2011.

Property, office and technology expenses, as adjusted, increased $4.4 million (7.1%) to $66.3 million in the first quarter from $61.9 million in the fourth quarter 2011 reflecting higher property lease expenses and continued investment in portfolio management and client engagement technology initiatives. Foreign exchange rate changes increased first quarter property, office and technology expenses by $0.3 million when compared to the fourth quarter 2011.

General and administrative expenses, as adjusted, decreased $3.4 million (5.3%) to $60.8 million in the first quarter from $64.2 million in the fourth quarter 2011. Foreign exchange rate changes increased first quarter general and administrative expenses by $0.2 million when compared to the fourth quarter 2011.

Non-operating other income and expenses, as adjusted, included improved equity in earnings from partnership investments and gains from seed investments in the first quarter when compared to the fourth quarter 2011. The effective tax rate increased to 25.1% for the first quarter from 22.9% for the fourth quarter 2011. The fourth quarter tax rate was lower than anticipated due to adjustments to tax positions to reflect actual tax returns filed.

U.S. GAAP Earnings

Operating revenues increased 3.7% to $1,033.7 million in the first quarter from $997.1 million in the fourth quarter 2011. Operating expenses increased by 2.3% to $803.9 million in the first quarter from $785.5 million in the fourth quarter 2011.

Operating expenses included $1.5 million of transaction and integration charges relating to the final round of fund mergers incurred in the first quarter compared to $5.5 million in the fourth quarter 2011. Operating expenses also included $4.1 million of European infrastructure transformational initiative expenses for the first quarter compared to $7.7 million for the fourth quarter 2011. Fourth quarter non-operating other income and expenses included a $45.0 million credit related to a legal settlement.

The effective tax rate, excluding noncontrolling interests, increased to 27.5% for the first quarter from 27.3% for the fourth quarter 2011.

Capital Management

Cash and cash equivalents were $592.3 million at March 31, 2012, compared to $727.4 million at December 31, 2011. Total debt was $1,325.7 million at March 31, 2012, compared to $1,284.7 million at December 31, 2011. The credit facility balance was $580.0 million at March 31, 2012, compared to $539.0 million at December 31, 2011.

During the first quarter, the company repurchased $75.0 million of its shares, representing 3.1 million shares at a weighted average share price of $24.35. The annual cash bonus payments were also funded during the first quarter and occurred in conjunction with the granting of new share-based awards that will vest over four years.

On April 17, 2012, the company repaid the $215.1 million of outstanding 5.625% Senior Notes that matured on that date. The repayment was funded from the credit facility and existing cash on hand.

Today the company is announcing a first-quarter cash dividend of 17.25 cents per share to holders of common shares. The dividend is payable on June 8, 2012, to shareholders of record at the close of business on May 18, 2012.

Headcount

As of March 31, 2012, the company had 6,153 employees compared to 6,162 employees as of December 31, 2011.

# # #

Invesco Ltd. is a leading independent global investment management firm, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our retail, institutional and high net worth clients around the world. Operating in more than 20 countries, the firm is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, Thursday, April 26, 2012, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-617-1526 for U.S. and Canadian callers and 0800-279-9630 for U.K. callers or 1-210-795-0624 for international callers. An audio replay of the conference call will be available until Thursday, May 24, 2012 at 5:00 p.m. ET by calling 1-888-296-6948 for U.S. and Canadian callers or 1-203-369-3028 for international callers. The presentation will be made available via a simultaneous Webcast at www.invesco.com. The presentation slides that will be reviewed during the conference call will also be available on Invesco's Web site at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, AUM, acquisitions, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC's Web site at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q1-12	Q4-11	% Change	Q1-11	% Change
Adjusted revenues
Investment management fees	$812.1	$770.8	5.4%	$816.1	(0.5)%
Service and distribution fees	189.0	181.1	4.4%	198.7	(4.9)%
Performance fees	21.2	24.0	(11.7)%	3.8	457.9%
Other	33.1	44.9	(26.3)%	32.7	1.2%
Third-party distribution, service and advisory	(319.1)	(304.0)	5.0%	(327.0)	(2.4)%
Net revenues	736.3	716.8	2.7%	724.3	1.7%

Adjusted operating expenses
Employee compensation	313.0	312.3	0.2%	299.7	4.4%
Marketing	27.0	22.1	22.2%	26.3	2.7%
Property, office and technology	66.3	61.9	7.1%	64.6	2.6%
General and administrative	60.8	64.2	(5.3)%	61.6	(1.3)%
Total adjusted operating expenses	467.1	460.5	1.4%	452.2	3.3%

Adjusted operating income	269.2	256.3	5.0%	272.1	(1.1)%

Adjusted other income/(expense)
Equity in earnings of unconsolidated affiliates	4.7	(1.1)	N/A	2.3	104.3%
Interest and dividend income	5.5	6.2	(11.3)%	2.7	103.7%
Interest expense	(13.6)	(14.3)	(4.9)%	(16.2)	(16.0)%
Other gains and losses, net	2.4	(0.1)	N/A	3.7	(35.1)%
Adjusted income before income taxes	268.2	247.0	8.6%	264.6	1.4%
Adjusted income tax provision	(67.2)	(56.5)	18.9%	(73.0)	(7.9)%
Adjusted net income	201.0	190.5	5.5%	191.6	4.9%
Adjusted (gains)/losses attributable to noncontrolling interests in consolidated entities, net	—	—	N/A	0.1	N/A
Adjusted net income attributable to common shareholders	$201.0	$190.5	5.5%	$191.7	4.9%

Adjusted diluted EPS	$0.44	$0.42	4.8%	$0.41	7.3%

Average diluted shares outstanding	455.9	458.3	(0.5)%	472.1	(3.4)%

Ending Headcount	6,153	6,162	(0.1)%	6,191	(0.6)%

Ending AUM (in billions)	$672.8	$625.3	7.6%	$641.9	4.8%

Average AUM (in billions)	$658.2	$621.7	5.9%	$630.2	4.4%

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended March 31, 2012

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other reconciling items	Non-GAAP basis

Operating revenues
Investment management fees	$791.4	$11.0	$—	$—	$—	$9.7	$—	$812.1
Service and distribution fees	189.0	—	—	—	—	—	—	189.0
Performance fees	20.5	—	—	—	—	0.7	—	21.2
Other	32.8	0.3	—	—	—	—	—	33.1
Third-party distribution, service and advisory	—	(2.0)	(317.1)	—	—	—	—	(319.1)
Total operating revenues reconciled to net revenues	1,033.7	9.3	(317.1)	—	—	10.4	—	736.3

Operating expenses
Employee compensation	318.5	2.2	—	—	(6.5)	—	(1.2)	313.0
Third-party distribution, service and advisory	317.1	—	(317.1)	—	—	—	—	—
Marketing	26.7	0.6	—	—	—	—	(0.3)	27.0
Property, office and technology	66.8	0.8	—	—	—	—	(1.3)	66.3
General and administrative	73.3	1.2	—	(6.4)	—	(6.0)	(1.3)	60.8
Transaction and integration	1.5	—	—	(1.5)	—	—	—	—
Total operating expenses	803.9	4.8	(317.1)	(7.9)	(6.5)	(6.0)	(4.1)	467.1

Operating income reconciled to adjusted operating income	229.8	4.5	—	7.9	6.5	16.4	4.1	269.2

Other income/(expense)
Equity in earnings of unconsolidated affiliates	9.7	(5.1)	—	3.5	—	(3.4)	—	4.7
Interest and dividend income	2.4	0.6	—	—	(0.9)	3.4	—	5.5
Interest income of consolidated investment products	69.0	—	—	—	—	(69.0)	—	—
Gains/(losses) of consolidated investment products, net	(121.9)	—	—	—	—	121.9	—	—
Interest expense	(13.6)	—	—	—	—	—	—	(13.6)
Interest expense of consolidated investment products	(45.6)	—	—	—	—	45.6	—	—
Other gains and losses, net	18.6	—	—	(3.5)	(12.7)	—	—	2.4
Income before income taxes	148.4	—	—	7.9	(7.1)	114.9	4.1	268.2
Income tax provision	(73.6)	—	—	4.9	2.0	—	(0.5)	(67.2)
Net income	74.8	—	—	12.8	(5.1)	114.9	3.6	201.0
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	119.1	—	—	—	—	(119.1)	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$193.9	$—	$—	$12.8	($5.1)	($4.2)	$3.6	$201.0

Operating margin	22.2%					Adjusted operating margin		36.6%

Average diluted shares outstanding	455.9					Average diluted shares outstanding		455.9

Diluted EPS	$0.43					Adjusted diluted EPS		$0.44

See pages 10 through 12 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended December 31, 2011

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other reconciling items	Non-GAAP basis

Operating revenues
Investment management fees	$747.6	$11.6	$—	$—	$—	$11.6	$—	$770.8
Service and distribution fees	181.1	—	—	—	—	—	—	181.1
Performance fees	23.9	—	—	—	—	0.1	—	24.0
Other	44.5	0.4	—	—	—	—	—	44.9
Third-party distribution, service and advisory	—	(2.2)	(301.8)	—	—	—	—	(304.0)
Total operating revenues reconciled to net revenues	997.1	9.8	(301.8)	—	—	11.7	—	716.8

Operating expenses
Employee compensation	316.5	2.5	—	—	(5.5)	—	(1.2)	312.3
Third-party distribution, service and advisory	301.8	—	(301.8)	—	—	—	—	—
Marketing	21.1	1.0	—	—	—	—	—	22.1
Property, office and technology	66.0	0.9	—	—	—	—	(5.0)	61.9
General and administrative	74.6	1.1	—	(3.7)	—	(3.0)	(4.8)	64.2
Transaction and integration	5.5	—	—	(5.5)	—	—	—	—
Total operating expenses	785.5	5.5	(301.8)	(9.2)	(5.5)	(3.0)	(11.0)	460.5

Operating income reconciled to adjusted operating income	211.6	4.3	—	9.2	5.5	14.7	11.0	256.3

Other income/(expense)
Equity in earnings of unconsolidated affiliates	4.9	(5.1)	—	—	—	(0.9)	—	(1.1)
Interest and dividend income	2.7	0.8	—	—	(0.2)	2.9	—	6.2
Interest income of consolidated investment products	73.6	—	—	—	—	(73.6)	—	—
Gains/(losses) of consolidated investment products, net	104.4	—	—	—	—	(104.4)	—	—
Interest expense	(14.3)	—	—	—	—	—	—	(14.3)
Interest expense of consolidated investment products	(51.8)	—	—	—	—	51.8	—	—
Other gains and losses, net	54.8	—	—	—	(9.9)	—	(45.0)	(0.1)
Income before income taxes	385.9	—	—	9.2	(4.6)	(109.5)	(34.0)	247.0
Income tax provision	(76.0)	—	—	3.2	1.4	—	14.9	(56.5)
Net income	309.9	—	—	12.4	(3.2)	(109.5)	(19.1)	190.5
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	(107.6)	—	—	—	—	107.6	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$202.3	$—	$—	$12.4	($3.2)	($1.9)	($19.1)	$190.5

Operating margin	21.2%					Adjusted operating margin		35.8%

Average diluted shares outstanding	458.3					Average diluted shares outstanding		458.3

Diluted EPS	$0.44					Adjusted diluted EPS		$0.42

See pages 10 through 12 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended March 31, 2011

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other reconciling adjustments	Non-GAAP basis

Operating revenues
Investment management fees	$792.3	$12.7	$—	$—	$—	$11.1	$—	$816.1
Service and distribution fees	198.7	—	—	—	—	—	—	198.7
Performance fees	3.8	—	—	—	—	—	—	3.8
Other	32.5	0.2	—	—	—	—	—	32.7
Third-party distribution, service and advisory	—	(2.5)	(324.5)	—	—	—	—	(327.0)
Total operating revenues reconciled to net revenues	1,027.3	10.4	(324.5)	—	—	11.1	—	724.3

Operating expenses
Employee compensation	305.9	2.9	—	(5.0)	(4.1)	—	—	299.7
Third-party distribution, service and advisory	324.5	—	(324.5)	—	—	—	—	—
Marketing	25.7	0.6	—	—	—	—	—	26.3
Property, office and technology	64.0	0.6	—	—	—	—	—	64.6
General and administrative	73.6	1.1	—	(9.0)	—	(3.7)	(0.4)	61.6
Transaction and integration	7.9	—	—	(7.9)	—	—	—	—
Total operating expenses	801.6	5.2	(324.5)	(21.9)	(4.1)	(3.7)	(0.4)	452.2

Operating income reconciled to adjusted operating income	225.7	5.2	—	21.9	4.1	14.8	0.4	272.1

Other income/(expense)
Equity in earnings of unconsolidated affiliates	6.7	(5.6)	—	—	—	1.2	—	2.3
Interest and dividend income	2.1	0.4	—	—	(1.0)	1.2	—	2.7
Interest income of consolidated investment products	74.2	—	—	—	—	(74.2)	—	—
Gains/(losses) of consolidated investment products, net	(85.5)	—	—	—	—	85.5	—	—
Interest expense	(16.2)	—	—	—	—	—	—	(16.2)
Interest expense of consolidated investment products	(40.0)	—	—	—	—	40.0	—	—
Other gains and losses, net	7.9	—	—	—	(4.2)	—	—	3.7
Income before income taxes	174.9	—	—	21.9	(1.1)	68.5	0.4	264.6
Income tax provision	(75.6)	—	—	2.3	0.4	—	(0.1)	(73.0)
Net income	99.3	—	—	24.2	(0.7)	68.5	0.3	191.6
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	78.2	—	—	—	—	(78.1)	—	0.1
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$177.5	$—	$—	$24.2	($0.7)	($9.6)	$0.3	$191.7

Operating margin	22.0%				Adjusted operating margin			37.6%

Average diluted shares outstanding	472.1				Average diluted shares outstanding			472.1

Diluted EPS	$0.38				Adjusted diluted EPS			$0.41

See pages 10 through 12 for notes to the reconciliation.

Invesco Ltd.
Notes to the Reconciliation of U.S. GAAP Condensed Consolidated Income Statements to Non-GAAP Condensed Consolidated Income Statement Information

The following are notes to the reconciliations presented on pages 7 through 9. Further explanations of the reasons the company considers it appropriate to present these adjustments in arriving at the non-GAAP measures can be found in the Form 10-K for the year ended December 31, 2011. Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

1.	Acquisition related adjustments

Acquisition related adjustments are comprised of amounts incurred by the company in connection with business combinations, including transaction and integration expenses, intangible asset amortization (including any increased amortization related to the write-off of related management contract intangible assets), changes in estimates of acquisition earn-out liabilities booked from prior acquisitions, and all related tax effects. Additionally, in the first quarter an acquisition related loan note gain of $3.5 million, recorded in other gains and losses, has been reclassified into equity in earnings of unconsolidated affiliates to reflect the hedging purpose of the note. Adjustment amounts are as follows:

in millions	Q1-12	Q4-11	Q1-11
Equity in earnings of unconsolidated affiliates	3.5	—	—
Other gains and losses, net	(3.5)	—	—
Transaction and integration	1.5	5.5	7.9
Taxation on transaction and integration	(0.6)	(2.1)	(2.9)
Intangible amortization	8.5	6.1	9.0
Taxation on amortization	(1.0)	(1.0)	(1.2)
Prepaid compensation amortization	—	—	5.0
Deferred taxation	6.5	6.3	6.4
Change in contingent consideration estimates	(2.1)	(2.4)	—
	$12.8	$12.4	$24.2

2. Third-party distribution, service and advisory expenses

Third-party distribution, service and advisory expenses include renewal commissions, management fee rebates and distribution costs (12b-1 and marketing support) paid to brokers and independent financial advisors, which are all closely linked to the revenue earned by Invesco from AUM but vary extensively by geography due to differences in distribution channels.  The non-GAAP presentation nets these costs against revenues to arrive at net revenues, which serves to reflect these costs as revenue sharing activities and to remove distortions caused by differing distribution channel fees.

3. Proportional share of net revenues and operating income from joint venture investments

The company has two joint ventures in China.  Enhancing operations in China is one effort that the company believes could improve its competitive position over time.  U.S. GAAP requires classification of the pre-tax joint venture income as equity in earnings of unconsolidated affiliates.  The non-GAAP adjustment proportionately consolidates these joint ventures, serving to illustrate the contribution of these joint ventures to the operations of the business.

4.	Consolidated investment products

Management and performance fees earned by the company, which were eliminated from operating revenues upon consolidation of investment products, were $10.4 million in the first quarter (fourth quarter 2011: $11.7 million; first quarter 2011: $11.1 million). By deconsolidating these products in the non-GAAP information, the management and performance fees are added back into net revenues. Similarly, the consolidated investment products' operating expenses and impact on interest income, interest expense, gains and losses, and noncontrolling interests are removed in reconciling from the U.S. GAAP income statement to the non-GAAP information. The consolidation of the investment products resulted in an increase of $4.2 million in net income attributable to common shareholders in the first quarter U.S. GAAP earnings (fourth quarter 2011: $1.9 million; first quarter 2011: $9.6 million). The above adjustments remove this impact.

5.	Market appreciation / depreciation of deferred compensation awards

This adjustment relates to deferred cash compensation that is linked in value to investment products. The market appreciation of the compensation liability was $6.5 million in the first quarter (fourth quarter 2011: $5.5 million appreciation; first quarter 2011: $4.1 million appreciation) with an investment gain, inclusive of interest and dividend income, of $13.6 million in the first quarter (fourth quarter 2011: $10.1 million gain; first quarter 2011: $5.2 million gain) on the assets held to hedge economically the compensation liability. This change in compensation expense and the investment income are adjusted in arriving at the non-GAAP information and, net of the applicable taxation charge of $2.0 million in the first quarter (fourth quarter 2011: $1.4 million charge; first quarter 2011: $0.4 million charge), result in a net income deduction of $5.1 million for the first quarter (fourth quarter 2011: $3.2 million deduction; first quarter 2011: $0.7 million deduction).

6.	Other reconciling items

•
European infrastructure transformational initiative: As announced in 2011, the company is outsourcing its European transfer agency and is making certain structural changes to product and distribution platforms. Expenses incurred related to the European infrastructure activities are excluded in arriving at the non-GAAP financial information. For the first quarter 2012, this adjustment includes $1.2 million in compensation expenses, primarily due to severance costs (fourth quarter 2011: $1.2 million); $1.3 million in general and administrative costs, primarily related to consulting services (fourth quarter 2011: $1.5 million); $0.3 million in marketing costs (fourth quarter 2011: none); and $1.3 million of property, office and technology costs (fourth quarter 2011: $5.0 million). The company's income tax provision included tax benefits of $0.5 million in the first quarter 2012 relating to this charge (fourth quarter 2011: $0.8 million).

•
Included within other gains and losses in the fourth quarter 2011 is a credit of $45.0 million related to a legal settlement. Included within general and administrative expenses are legal fees associated with this litigation of $3.6 million for the fourth quarter 2011. The company's income tax provision included a taxation charge of $15.6 million related to the settlement credit, net of legal fees.

•
Included within general and administrative expenses in the fourth quarter 2011 is a $0.3 million credit reflecting the final amount reimbursed from the correction of historical foreign exchange allocations in the fund accounting process that impacted the reporting of fund performance in certain funds in 2010. The company's income tax provision included a taxation charge of $0.1 million related to this credit.

Due to the unique character and magnitude of these items, their impact has been excluded in calculating the non-GAAP financial measures.

7.	Definition of operating margin and adjusted operating margin

Operating margin is equal to operating income divided by operating revenues. Adjusted operating margin is equal to adjusted operating income divided by net revenues.

8.	Definition of adjusted diluted EPS

Adjusted diluted EPS is equal to adjusted net income attributable to common shareholders divided by the weighted average number of shares outstanding.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q1-12	Q4-11	% Change	Q1-11	% Change
Operating revenues
Investment management fees	$791.4	$747.6	5.9%	$792.3	(0.1)%
Service and distribution fees	189.0	181.1	4.4%	198.7	(4.9)%
Performance fees	20.5	23.9	(14.2)%	3.8	439.5%
Other	32.8	44.5	(26.3)%	32.5	0.9%
Total operating revenues	1,033.7	997.1	3.7%	1,027.3	0.6%

Operating expenses
Employee compensation	318.5	316.5	0.6%	305.9	4.1%
Third-party distribution, service and advisory	317.1	301.8	5.1%	324.5	(2.3)%
Marketing	26.7	21.1	26.5%	25.7	3.9%
Property, office and technology	66.8	66.0	1.2%	64.0	4.4%
General and administrative	73.3	74.6	(1.7)%	73.6	(0.4)%
Transaction and integration	1.5	5.5	(72.7)%	7.9	(81.0)%
Total operating expenses	803.9	785.5	2.3%	801.6	0.3%

Operating income	229.8	211.6	8.6%	225.7	1.8%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	9.7	4.9	98.0%	6.7	44.8%
Interest and dividend income	2.4	2.7	(11.1)%	2.1	14.3%
Interest income of consolidated investment products	69.0	73.6	(6.3)%	74.2	(7.0)%
Gains/(losses) of consolidated investment products, net	(121.9)	104.4	N/A	(85.5)	42.6%
Interest expense	(13.6)	(14.3)	(4.9)%	(16.2)	(16.0)%
Interest expense of consolidated investment products	(45.6)	(51.8)	(12.0)%	(40.0)	14.0%
Other gains and losses, net	18.6	54.8	(66.1)%	7.9	135.4%
Income before income taxes	148.4	385.9	(61.5)%	174.9	(15.2)%
Income tax provision	(73.6)	(76.0)	(3.2)%	(75.6)	(2.6)%
Net income	74.8	309.9	(75.9)%	99.3	(24.7)%
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	119.1	(107.6)	N/A	78.2	52.3%
Net income attributable to common shareholders	$193.9	$202.3	(4.2)%	$177.5	9.2%

Earnings per share:
---basic	$0.43	$0.44	(2.3)%	$0.38	13.2%
---diluted	$0.43	$0.44	(2.3)%	$0.38	13.2%

Average shares outstanding:
---basic	454.3	456.8	(0.5)%	469.9	(3.3)%
---diluted	455.9	458.3	(0.5)%	472.1	(3.4)%

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q1-12	Q4-11	% Change	Q1-11
Beginning Assets	$625.3	$598.4	4.5%	$616.5
Long-term inflows	42.9	41.1	4.4%	48.0
Long-term outflows	(35.9)	(35.5)	1.1%	(41.4)
Long-term net flows	7.0	5.6	25.0%	6.6
Net flows in institutional money market funds	1.1	0.4	175.0%	2.6
Market gains and losses/reinvestment	37.3	20.8	79.3%	12.9
Foreign currency translation	2.1	0.1	N/A	3.3
Ending Assets	$672.8	$625.3	7.6%	$641.9

Average long-term AUM	$588.0	$552.1	6.5%	$564.4
Average institutional money market AUM	70.2	69.6	0.9%	65.8
Average AUM	$658.2	$621.7	5.9%	$630.2
Gross revenue yield on AUM(a)	63.1bps	64.5bps		65.6bps
Gross revenue yield on AUM before performance fees(a)	61.9bps	62.9bps		65.3bps
Net revenue yield on AUM(b)	44.7bps	46.1bps		46.0bps
Net revenue yield on AUM before performance fees(b)	43.5bps	44.6bps		45.7bps

(in billions)	Total AUM	Active(e)	Passive(e)
December 31, 2011	$625.3	$529.0	$96.3
Long-term inflows	42.9	26.6	16.3
Long-term outflows	(35.9)	(27.5)	(8.4)
Long-term net flows	7.0	(0.9)	7.9
Net flows in institutional money market funds	1.1	1.1	—
Market gains and losses/reinvestment	37.3	28.7	8.6
Foreign currency translation	2.1	2.3	(0.2)
March 31, 2012	$672.8	$560.2	$112.6

Average AUM	$658.2	$552.4	$105.8
Gross revenue yield on AUM(a)	63.1bps	73.5bps	8.9bps
Net revenue yield on AUM(b)	44.7bps	51.6bps	8.9bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2011	$625.3	$373.9	$233.5	$17.9
Long-term inflows	42.9	35.1	6.8	1.0
Long-term outflows	(35.9)	(27.6)	(7.9)	(0.4)
Long-term net flows	7.0	7.5	(1.1)	0.6
Net flows in institutional money market funds	1.1	—	1.1	—
Market gains and losses/reinvestment	37.3	30.8	5.6	0.9
Foreign currency translation	2.1	2.6	(0.5)	—
March 31, 2012	$672.8	$414.8	$238.6	$19.4

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
December 31, 2011	$625.3	$271.0	$149.0	$44.6	$74.0	$86.7
Long-term inflows	42.9	22.7	9.6	4.9	0.3	5.4
Long-term outflows	(35.9)	(19.4)	(7.2)	(1.8)	(0.9)	(6.6)
Long-term net flows	7.0	3.3	2.4	3.1	(0.6)	(1.2)
Net flows in institutional money market funds	1.1	—	—	—	1.1	—
Market gains and losses/reinvestment	37.3	29.3	3.3	2.3	—	2.4
Foreign currency translation	2.1	1.6	0.3	0.5	—	(0.3)
March 31, 2012	$672.8	$305.2	$155.0	$50.5	$74.5	$87.6

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2011	$625.3	$430.0	$23.4	$89.8	$32.0	$50.1
Long-term inflows	42.9	29.1	0.9	3.7	5.5	3.7
Long-term outflows	(35.9)	(22.7)	(1.4)	(3.7)	(3.9)	(4.2)
Long-term net flows	7.0	6.4	(0.5)	—	1.6	(0.5)
Net flows in institutional money market funds	1.1	1.0	0.1	0.3	—	(0.3)
Market gains and losses/reinvestment	37.3	25.5	1.3	5.6	1.7	3.2
Foreign currency translation	2.1	—	0.5	2.3	0.4	(1.1)
March 31, 2012	$672.8	$462.9	$24.8	$98.0	$35.7	$51.4

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive

(in billions)	Q1-12	Q4-11	% Change	Q1-11
Beginning Assets	$96.3	$87.4	10.2%	$80.8
Long-term inflows	16.3	19.5	(16.4)%	19.0
Long-term outflows	(8.4)	(13.7)	(38.7)%	(10.9)
Long-term net flows	7.9	5.8	36.2%	8.1
Net flows in institutional money market funds	—	—	N/A	—
Market gains and losses/reinvestment	8.6	3.0	186.7%	2.8
Foreign currency translation	(0.2)	0.1	N/A	—
Ending Assets	$112.6	$96.3	16.9%	$91.7

Average long-term AUM	105.8	93.6	13.0%	86.7
Average institutional money market AUM	—	—	N/A	—
Average AUM	$105.8	$93.6	13.0%	$86.7
Gross revenue yield on AUM(a)	8.9bps	10.6bps		11.0bps
Gross revenue yield on AUM before performance fees(a)	8.9bps	10.6bps		11.0bps
Net revenue yield on AUM(b)	8.9bps	10.6bps		11.0bps
Net revenue yield on AUM before performance fees(b)	8.9bps	10.6bps		11.0bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2011	$96.3	$76.9	$19.4	$—
Long-term inflows	16.3	15.0	1.3	—
Long-term outflows	(8.4)	(8.0)	(0.4)	—
Long-term net flows	7.9	7.0	0.9	—
Net flows in institutional money market funds	—	—	—	—
Market gains and losses/reinvestment	8.6	8.3	0.3	—
Foreign currency translation	(0.2)	—	(0.2)	—
March 31, 2012	$112.6	$92.2	$20.4	$—

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
December 31, 2011	$96.3	$45.6	$30.0	$—	$—	$20.7
Long-term inflows	16.3	11.8	2.8	—	—	1.7
Long-term outflows	(8.4)	(6.1)	(0.4)	—	—	(1.9)
Long-term net flows	7.9	5.7	2.4	—	—	(0.2)
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	8.6	7.7	0.1	—	—	0.8
Foreign currency translation	(0.2)	—	—	—	—	(0.2)
March 31, 2012	$112.6	$59.0	$32.5	$—	$—	$21.1

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2011	$96.3	$89.6	$—	$—	$1.3	$5.4
Long-term inflows	16.3	16.2	—	—	0.1	—
Long-term outflows	(8.4)	(8.3)	—	—	(0.1)	—
Long-term net flows	7.9	7.9	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	8.6	8.2	—	—	0.2	0.2
Foreign currency translation	(0.2)	—	—	—	—	(0.2)
March 31, 2012	$112.6	$105.7	$—	$—	$1.5	$5.4

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding joint venture (JV) AUM. Our share of the average AUM in the first quarter for our JVs in China was $3.0 billion (fourth quarter 2011: $3.1 billion; first quarter 2011: $3.5 billion). It is appropriate to exclude the average AUM of our JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the pre-tax earnings of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from consolidated investment products; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM. The company evaluates net revenue yield instead. See the Reconciliations of U.S. GAAP to Non-GAAP information on pages 7 through 12 of this release for a reconciliation of operating revenues to net revenues.
(b)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 7 through 12 of this release for a reconciliation of operating revenues to net revenues.
(c)    The alternatives asset class includes absolute return, Asian direct real estate, commodities, currencies, European direct real estate, financial structures, Global REITS, private capital - direct, private capital - fund of funds, Risk Premia Capture, U.S.direct real estate, and U.S. REITS.
(d)    Ending Money Market AUM includes $70.5 billion in institutional money market AUM and $4.0 billion in retail money market AUM.
(e)    Passive AUM includes ETFs, UITs, non-fee earning leverage, foreign exchange overlays and other passive mandates. Active AUM is total AUM less Passive AUM.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	42%	22%	95%	53%	32%	78%
	U.S. Growth	28%	28%	33%	30%	44%	69%
	U.S. Value	68%	68%	100%	67%	67%	95%
	Sector	27%	85%	64%	45%	32%	42%
	U.K.	100%	13%	97%	100%	6%	93%
	Canadian	42%	49%	5%	19%	49%	5%
	Asian	29%	42%	70%	40%	28%	77%
	Continental European	63%	65%	92%	56%	60%	54%
	Global	79%	49%	64%	79%	66%	19%
	Global Ex U.S. and Emerging Markets	79%	77%	95%	77%	76%	81%
Other
	Alternatives	80%	43%	83%	49%	7%	22%
	Balanced	20%	50%	83%	30%	34%	78%
Fixed Income
	Money Market	24%	37%	74%	96%	96%	94%
	U.S. Fixed Income	68%	82%	70%	65%	74%	77%
	Global Fixed Income	33%	95%	77%	19%	82%	80%
	Stable Value	100%	100%	100%	100%	100%	100%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 60%, 58%, and 58% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 70%, 68%, and 66% of total Invesco AUM, respectively, as of 3/31/2012. Peer group rankings are sourced from a widely-used third party ranking agency in each fund's market (Lipper, Morningstar, Russell, Mercer, eVestment Alliance, SITCA) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary direct real estate, unit investment trusts and CLOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor's experience.